UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 02, 2026

Regional Management Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35477	57-0847115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B
Greer, South Carolina		29651
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (864) 448-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2026, Regional Management Corp. (the “Company”) and Column National Association, a national banking association (“Column”), entered into a Program Management Agreement (the “PMA”) to create a new lending program under which Column will serve as the lender of secured and unsecured installment lending products in select states. Under the PMA and ancillary agreements, the parties have agreed to establish and offer the installment lending program to consumers, through the Company’s platform and other approved channels, under which Column will make loans to consumers and the Company will act as Column’s service provider and program manager. In such role, the Company will perform various services to help Column with day-to-day operations of the program, including, but not limited to, marketing and loan servicing. Column will pay the Company certain marketing, processing, and servicing fees for its services, and the Company will pay Column monthly fees, including a platform fee and usage fee. Column will retain the ultimate control and continued oversight over the program, including the right to monitor the Company’s activities, require modifications to the program, and determine the terms, conditions, and requirements of any loans, credit risk, underwriting, and product documents. The PMA also requires the Company to establish and maintain a risk management program, including a compliance management system, designed to ensure compliance with applicable law and other Column requirements.

Column will hold each originated loan for a hold period during which time the loan will be serviced by the Company under the terms of a servicing agreement. At the conclusion of the hold period, Column may offer to sell the loan to the Company and the Company will purchase any such loan offered by Column except in limited circumstances. If Column chooses to retain any loan beyond the hold period, that loan will continue to be serviced by the Company. Column will pay servicing fees to the Company during the hold period and for all loans retained by Column beyond the hold period.

The PMA includes monthly financial covenants based on the Company’s liquidity and total net worth. The initial term of the PMA will end on March 31, 2031 but it will renew automatically for successive two-year terms, unless it is terminated by either party by three hundred sixty-five (365) days prior written notice prior to the expiration of the initial term or then current renewal term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date:	March 5, 2026	By:	/s/ Harpreet Rana
Harpreet Rana Executive Vice President and Chief Financial and Administrative Officer